SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        February 28, 1994


                   PROLER INTERNATIONAL CORP.
     (Exact name of registrant as specified in its charter)


   Delaware                  1-5276                 74-1051251
(State or other          (Commission File         (IRS Employer
jurisdiction of               Number)         Identification Number
incorporation)


        4265 San Felipe, Suite 900, Houston, Texas  77027
            (Address of principal executive offices)

Registrant's telephone number, including area code (713) 627-3737


                 Exhibit Index Located on Page 3

Item 5.   Other Events

          Prolerized Steel Corporation ("PSC"), a wholly owned subsidiary of Proler International Corp., (the "Company") disposed of substantially all of its assets, including improvements, fixtures, equipment, inventory and certain intangibles, used in connection with the operation of a scrap metal processing facility located in Kansas City, Kansas, effective February 28, 1994. The disposition was effected pursuant to an Asset Sale and Purchase Agreement (the "Agreement") by and between PSC and Kaw River Shredding, Inc. (the "Purchaser"), a Kansas corporation unrelated to the Company, PSC or the officers, directors or other affiliates of the Company or their associates. The Company joined in the Agreement for the purpose of guaranteeing the obligations of PSC thereunder and to agree not to compete with the Purchaser in certain areas for a five-year period. The Agreement is filed as
          Exhibit 2(a) to this report and, together with the amendment thereto, filed as Exhibit 2(b) hereto, is incorporated herein by reference.

          The purchase price for the assets and the agreement not to compete was determined by negotiation between the parties, aggregated approximately $5.1 million and was paid to PSC by wire transfer of immediately available funds.

Item 7.   Financial Statements and Exhibits

(c)       Exhibits:

          2(a) Asset Sale and Purchase Agreement dated as of
               January 14, 1994 between PSC and the Purchaser.

          2(b) First Amendment to Asset Sale and Purchase
               Agreement dated as of February 1, 1994 between PSC and the Purchaser.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PROLER INTERNATIONAL CORP.


Date:     March 14, 1994           By  MICHAEL F. LOY
                                   Michael F. Loy
                                   Chief Financial Officer

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                          Exhibit Index




           Exhibit numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K



Exhibit No.    Exhibit Description                         Page No.

2(a)           Asset Sale and Purchase Agreement dated        4
               as of January 14, 1994 between PSC and the Purchaser.

2(b)           First Amendment to Asset Sale and Purchase    31
               Agreement dated as of February 1, 1994
               between PSC and the Purchaser.

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